Exhibit 99.1

Interactive Motion Technologies, Inc.

Financial Statements

Years Ended December 31, 2015 and 2014

Table of Contents

Independent Auditors’ Report	1-2
Financial Statements:
Balance Sheets	3
Statements of Loss	4
Statements of Changes in Stockholders’ Deficit	5
Statements of Cash Flows	6-7
Notes to Financial Statements	8-22

Independent Auditors’ Report

To the Board of Directors of Interactive Motion Technologies, Inc.:

Report on the Financial Statements

We have audited the accompanying financial statements of Interactive Motion Technologies, Inc., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of loss, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interactive Motion Technologies, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As further discussed in Note 13 to the financial statements, on April 21, 2016, the Company was acquired by Bionik Laboratories Corp.

Boston, Massachusetts
May 9, 2016

2

Interactive Motion Technologies, Inc.

Balance Sheets

December 31, 2015 and 2014

	2015	2014
Assets
Current assets:
Cash	$17,672	$2,054
Accounts receivable, net	430,935	89,619
Inventories	138,156	424,793
Prepaid expenses and other current assets	32,522	18,318
Total current assets	619,285	534,784
Property and equipment, net (Note 3)	8,690	17,379
Other assets	3,864	3,192
Total assets	$631,839	$555,355

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$604,451	$558,312
Accrued expenses and other current liabilities (Note 5)	530,502	353,909
Customer deposits	188,187	226,985
Demand notes payable to officers/directors (Note 4(a))	268,360	268,360
Promissory note payable, current portion (Note 4(b))	200,000	-
Credit facility payable (Note 4(c))	199,886	-
Loans payable to Bionik Laboratories Corp. (Note 4(d))	300,000	-
Total current liabilities	2,291,386	1,407,566
Promissory note payable, net - non-current portion (Note 4(b))	-	181,455
Total liabilities	2,291,386	1,589,021

Commitments and contingencies (Note 12)
Stockholders' deficit:
Series A redeemable, convertible preferred stock, $0.001 par value; 2,000,000 shares authorized, 1,517,683 shares issued and outstanding (preference in liquidation of $5,121,045 at December 31, 2015) (Note 6)	5,087,352	4,695,753
Common stock, $0.001 par value; 24,500,000 shares authorized, 15,528,068 and 15,428,068, shares issued and outstanding at December 31, 2015 and 2014, respectively (Note 6)	15,528	15,428
Additional paid-in capital	1,874,513	1,741,312
Accumulated deficit	(8,636,940)	(7,486,159)
Total stockholders' deficit	(1,659,547)	(1,033,666)
Total liabilities and stockholders' deficit	$631,839	$555,355

See independent auditors’ report and accompanying notes to the financial statements.

3

Interactive Motion Technologies, Inc.

Statements of Loss

Years Ended December 31, 2015 and 2014

	2015	2014

Revenue	$2,005,837	$1,547,814
Cost of revenue	1,411,474	1,009,868
Gross profit	594,363	537,946

Operating expenses:
Research and development	207,290	480,917
Sales and marketing	240,219	580,628
General and administrative	1,217,718	1,263,074
Total operating expenses	1,665,227	2,324,619

Net loss from operations	(1,070,864)	(1,786,673)

Other income (expense):
Interest expense	(79,917)	(63,909)
Other income - customer deposits	-	82,020
Other	-	1,650
Other income (expense), net	(79,917)	19,761

Net loss	$(1,150,781)	$(1,766,912)

See independent auditors’ report and accompanying notes to the financial statements.

4

Interactive Motion Technologies, Inc.

Statements of Changes in Stockholders' Deficit

Years Ended December 31, 2015 and 2014

	Series A Redeemable,				Additional		Total
	Convertible Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2013	1,517,683	$4,332,254	14,778,068	$14,778	$894,495	$(5,719,247)	$(477,720)

Accretion of Series A redeemable preferred stock issuance costs (Note 6)	-	12,260	-	-	(12,260)	-	-

Accretion of Series A redeemable preferred stock dividends (Note 6)	-	351,239	-	-	(351,239)	-	-

Sale of common stock (Note 6)	-	-	650,000	650	649,350	-	650,000

Relative fair value of warrants issued with promissory note payable (Note 4(b))	-	-	-	-	30,306	-	30,306

Share-based compensation expense (Note 7)	-	-	-	-	387,660	-	387,660

Fair value of options granted to Directors for settlement of liabilities (Note 7)	-	-	-	-	143,000	-	143,000

Net loss	-	-	-	-	-	(1,766,912)	(1,766,912)

Balance at December 31, 2014	1,517,683	4,695,753	15,428,068	15,428	1,741,312	(7,486,159)	(1,033,666)

Accretion of Series A redeemable preferred stock issuance costs (Note 6)	-	12,260	-	-	(12,260)	-	-

Accretion of Series A redeemable preferred stock dividends (Note 6)	-	379,339	-	-	(379,339)	-	-

Sale of common stock (Note 6)	-	-	100,000	100	99,900	-	100,000

Fair value of options issued to consultant for settlement of liabilities (Note 7)	-	-	-	-	13,358	-	13,358

Share-based compensation expense (Note 7)	-	-	-	-	411,542	-	411,542

Net loss	-	-	-	-	-	(1,150,781)	(1,150,781)

Balance at December 31, 2015	1,517,683	$5,087,352	15,528,068	$15,528	$1,874,513	$(8,636,940)	$(1,659,547)

See independent auditors’ report and accompanying notes to the financial statements.

5

Interactive Motion Technologies, Inc.

Statements of Cash Flows

Years Ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities:
Net loss	$(1,150,781)	$(1,766,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	10,124	17,950
Non-cash interest expense related to amortization of debt discount	18,545	11,761
Share-based compensation expense	411,542	387,660
Customer deposit income	-	(82,020)
Changes in operating assets and liabilities:
Accounts receivable	(341,316)	472,420
Inventories	286,637	52,077
Prepaid expenses and other assets	(14,876)	(8,824)
Accounts payable	59,497	16,317
Accrued expenses and other current liabilities	176,593	11,507
Customer deposits	(38,798)	79,903
Net cash used in operating activities	(582,833)	(808,161)

Cash flows from investing activities:
Purchase of property and equipment	(1,435)	(2,080)
Net cash used in investing activities	(1,435)	(2,080)

Cash flows from financing activities:
Proceeds from issuance of common stock	100,000	650,000
Proceeds from issuance of promissory note payable	-	200,000
Proceeds from issuance of loans payable to Bionik Laboratories Corp.	300,000	-
Proceeds from credit facility payable, net	199,886	-
Proceeds from issuance of demand notes payable to officers/directors	72,000	369,500
Repayment of demand notes payable to officers/directors	(72,000)	(407,756)
Net cash provided by financing activities	599,886	811,744

Increase in cash	15,618	1,503

Cash at beginning of the year	2,054	551

Cash at end of the year	$17,672	$2,054

(continued)

See independent auditors’ report and accompanying notes to the financial statements.

6

Interactive Motion Technologies, Inc.

Statements of Cash Flows (Concluded)

Years Ended December 31, 2015 and 2014

	2015	2014
Supplemental disclosure of cash flow information and non-cash transactions:

Income taxes paid, net	$-	$400

Cash paid for interest	$27,648	$32,107

Accretion of dividends on Series A redeemable preferred stock	$379,339	$351,239

Accretion of Series A redeemable preferred stock issuance costs	$12,260	$12,260

Fair value of options granted for settlement of liabilities	$13,358	$143,000

Relative fair value of warrants issued with promissory note payable	$-	$30,306

See independent auditors’ report and accompanying notes to the financial statements.

7

Interactive Motion Technologies, Inc.

Notes to Financial Statements

Years Ended December 31, 2015 and 2014

1.	NATURE OF OPERATIONS

Interactive Motion Technologies, Inc. (“IMT” or the “Company”) was incorporated on March 24, 1998 under the laws of the Commonwealth of Massachusetts.

IMT is a medical device company focused on the design, development, manufacturing and marketing of novel robotics and interactive programming utilized by professionals in the healthcare industry to assist patients in the recovery of stroke and other neurological illnesses. IMT utilizes medical robotics technology exclusively licensed from third parties (see Note 10).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable

The Company carries its accounts receivable at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is management’s best estimate of probable losses incurred. The Company establishes an allowance for doubtful accounts by assessing its past collection history as well as general economic and credit conditions. The allowance for doubtful accounts is $38,600 as of December 31, 2015 and 2014.

Concentrations of Credit Risk and Significant Customers

The Company’s cash is placed in high quality financial services organizations and at times may be at levels which exceed federal insurance limitations. Historically, the Company has not experienced any losses in such accounts.

During the year ended December 31, 2015, five customers accounted for approximately 61% of the Company’s revenue. At December 31, 2015, these customers represented approximately 37% of total accounts receivable. During the year ended December 31, 2014, revenue earned from four customers represented approximately 51% of the Company’s revenue.

See independent auditors’ report.

8

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory is stated at the lower of cost or market. Cost is recorded at standard cost, which approximates actual cost, on the first-in first-out cost basis. Work in process and finished goods consist of materials, labor and allocated overhead. Inventory consists of the following at December 31, 2015 and 2014:

	2015	2014

Raw materials, net	$101,723	$328,052
Work in process	36,433	7,349
Finished goods	-	89,392

	$138,156	$424,793

As of December 31, 2015, the Company established a reserve of $69,059 against raw materials inventory as a result of changes in product technology. There were no reserves against inventory as of December 31, 2014.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated on the straight-line method for financial reporting based on the following estimated useful lives:

Estimated Useful Lives

Computer software	3 years
Computers, lab and demo equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of estimated useful life or lease term

Expenditures for significant renewals or improvements are capitalized and depreciated or amortized over their estimated useful lives. The cost of maintenance and repairs is charged to expense as incurred.

See independent auditors’ report.

9

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of an agreement with the customer exists, products are shipped or title passes pursuant to the terms of the agreement, the amount due from the customer is fixed or determinable, collectability is reasonably assured, and there are no significant future performance obligations. Deposits from customers are carried as liabilities until the requirements for revenue recognition are met. During 2014, a customer deposit of $82,020 from 2009 was forfeited and recognized into other income. Shipping and handling costs are included in cost of revenue.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves which, based on the historical experience of the Company, are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued expenses and other current liabilities on the balance sheet and amount to $39,328 and $24,203, respectively, at December 31, 2015 and 2014. Also, at December 31, 2015 and 2014, is $88,416 and $71,156, respectively, related to deferred warranty revenue on extended warranties sold. The Company sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period.

The Company recognized $19,934 and $14,254 of expense in cost of revenue related to the change in warranty reserves and warranty costs incurred during 2015 and 2014, respectively.

Research and Development Expenses

Costs incurred for research and development are expensed as incurred.

Advertising

Advertising costs are charged to sales and marketing expense when incurred and amounted to $1,292 and $46,200 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The provision (benefit) for income taxes is based on the elements of income and expense as reported in the statements of loss and also includes in the current period any changes in tax rates from those previously used in determining deferred tax assets and liabilities.

See independent auditors’ report.

10

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (concluded)

Deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred tax assets or liabilities are measured using the income tax rates and laws currently enacted, and are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate, or based upon the periods in which temporary differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company follows accounting guidance regarding the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” to be upheld under regulatory review. The resulting tax impact of these tax positions are recognized in the financial statements based on the result of this evaluation.

The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company did not recognize any tax liabilities associated with uncertain tax positions, nor have they recognized any interest or penalties related to unrecognized tax positions. The Company is currently open to audit under the applicable statutes of limitations by the taxing authorities for the years ended December 31, 2012 through 2015. The Company has not filed any tax returns subsequent to December 31, 2013.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable and accrued expenses approximate fair value based on the short-term nature of these instruments. The carrying value of notes payable approximates its fair value based upon existing terms and current market conditions.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See independent auditors’ report.

11

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Share-based Compensation

The Company records share-based payments at fair value. The measurement date for compensation expense related to employee awards is generally the date of the grant. The measurement date for compensation expense related to nonemployee awards is generally the date that the performance of the awards is completed and, until such time, the fair value of the awards is remeasured at the end of each reporting period. Accordingly, the ultimate expense is not fixed until such awards are vested. The fair value of awards, net of expected forfeitures, is recognized as expense in the statement of loss over the requisite service period, which is generally the vesting period. The fair value of options is calculated using the Black-Scholes option pricing model. This option valuation model requires input of assumptions including, among others, the volatility of the stock price, the expected term of the option, and the risk-free interest rate.

Reclassifications

Certain amounts in prior year financial statements are reclassified when necessary to conform to the current year presentation.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2015 and 2014:

	2015	2014

Computer software	$4,435	$3,000
Computers, lab and demo equipment	166,646	166,646
Furniture and fixtures	13,599	13,599
Leasehold improvements	45,434	45,434
	230,114	228,679
Less accumulated depreciation and amortization	221,424	211,300

	$8,690	$17,379

See independent auditors’ report.

12

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

4.	NOTES PAYABLE

(a)	Demand Notes Payable to Officers/Directors

The Company has outstanding demand notes payable (“Demand Notes”) with certain officers and directors of the Company and a former officer of the Company of $268,360 at December 31, 2015 and 2014, including borrowings of $72,000 and $369,500 during 2015 and 2014, respectively. The Demand Notes accrue interest at rates ranging from 3.93% to 12.00%. The holders of the Demand Notes may demand repayment at any time. During 2015 and 2014, the Company made repayments on these Demand Notes of $72,000 and $407,756, respectively.

Interest expense incurred on the Demand Notes totaled $20,962 and $26,205 for the years ended December 31, 2015 and 2014, respectively. Included in accrued expenses and other current liabilities is $70,424 and $40,432 of accrued interest payable on the Demand Notes at December 31, 2015 and 2014, respectively.

(b)	Promissory Note Payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of a secured promissory note (“Note”). The Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. The Note, which matured in March 2016, was extended and now matures in September 2016, may be prepaid at any time, and is secured by substantially all the assets of the Company.

In connection with the Note issuance, the Company issued a warrant to the lender for the purchase of 100,000 shares of the Company’s common stock at an exercise price of $1.00 per share. In order to account for the note and the warrant, the Company allocated the proceeds between the note and the warrant on a relative fair value basis. As a result, the Company allocated $30,306 to the warrant with the remainder of the proceeds allocated to the note. The warrant was recorded as a debt discount and additional paid-in capital. The debt discount is being amortized to interest expense. In 2015, the warrant was cancelled and the remaining unamortized debt discount of $18,545 was recognized into interest expense. For the years ended December 31, 2015 and 2014, respectively, the Company recorded interest expense of $38,545 and $29,022 related to the Note, including non-cash interest expense related to the amortization of the debt discount. Included in accrued expenses at December 31, 2015 and 2014 is $11,726 and $12,592, respectively, of accrued interest payable on this note.

See independent auditors’ report.

13

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

NOTES PAYABLE (concluded)

(c)	Credit Facility Payable

In August 2015, the Company entered into a Loan and Security Agreement (“Agreement”) with Business Credit Direct Corp., an unrelated third party. Advances under the agreement are limited to 85% of eligible accounts receivable or $200,000 and bear interest at a per annum rate equal to the greater of (a) the Prime Rate as published in the Wall Street Journal plus 5.5% or (b) 8.5%. The December 31, 2015 rate was 8.5%. Advances under the agreement are supported by demand security promissory notes payable. The agreement also requires payment of a Monthly Collateral Management Fee equal to 1.375% of the average balance, as defined. The Loan Agreement expires in August 2016 and will automatically renew unless terminated by either party. All advances under the agreement are immediately due and payable upon termination. Amounts advanced under the agreement are collateralized by substantially all of the assets of the Company. The Company is subject to certain covenants as defined in the agreement. At December 31, 2015, the balance of this loan is $199,886. Included in accrued expenses at December 31, 2015 is $4,598 of accrued interest payable on the outstanding balance. Subsequent to year end the Company repaid this credit facility and cancelled the loan agreement (Note 13).

(d)	Loans Payable to Bionik Laboratories Corp.

In May 2015, the Company borrowed $150,000 from Bionik Laboratories Corp. (see Note 13). The loan bears interest at 6% per annum and interest is payable semi-annually. The loan matures upon the earlier of May 2016 or any consolidation, merger, combination, reorganization, acquisition, or other similar transaction as defined in the agreement. In the event a transaction is consummated with the lender, the loan will be credited towards any consideration paid.

In August 2015, the Company borrowed an additional $150,000 from Bionik Laboratories Corp. The terms of the loan are substantively equivalent to those of the May 2015 loan, except for the maturity date which is upon the earlier of July 2016 or any consolidation, merger, combination, reorganization, acquisition or other similar transaction as defined in the agreement.

The Company recorded interest expense of $9,099 in the year ended December 31, 2015 related to both of these loans (Note 13).

See independent auditors’ report.

14

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

5.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at December 31:

	2015	2014

Accrued compensation	$279,995	$135,581
Accrued interest	86,748	53,024
Accrued other	163,759	165,304

	$530,502	$353,909

Deferred Officer Compensation

The Company’s Chairman of the Board was appointed Interim Chief Executive Officer from May 1, 2015 through August 31, 2015 in exchange for monthly deferred compensation of $16,667. Effective September 1, 2015 the Chairman resigned this position and the deferred compensation was reduced to $8,333.

The Company entered into a three year agreement with a consultant whereby the consultant is eligible for compensation, including stock options, additional cash payments in the event of a capital transaction, and severance payments in the event of termination, in exchange for executive consulting services. In accordance with the agreement, in July 2015 the consultant was hired as the Chief Executive Officer and compensated at a rate of $18,000 per month, of which $12,000 is deferred and $6,000 is paid each month.

At December 31, 2015 total deferred officer compensation was $172,500. Deferred officer compensation was repaid April 21, 2016. (Note 13).

6.	STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s Articles of Incorporation, as amended, authorize 24,500,000 shares of common stock and 2,000,000 shares of Series A redeemable, convertible preferred stock.

Redeemable, Convertible Preferred Stock

During 2009 and prior, the Company issued a total of 1,517,683 shares of Series A at a purchase price of $1.95 per share (the “Original Purchase Price”). The Company incurred a total of $239,349 of offering expenses in connection with the Series A issuances which were netted against the proceeds. The resulting discount to redemption value is being accreted through the first redemption date, which, in November 2012, was extended to September 1, 2018. During each of the years ended December 31, 2015 and 2014, the Company accreted $12,260 related to this discount.

See independent auditors’ report.

15

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Redeemable, Convertible Preferred Stock (continued)

Significant terms of the Series A are as follows:

Voting Rights

The holders of each share of the Series A have the right to one vote for each share of common stock into which such Series A preferred stock could convert.

Dividends

The holders of the Series A shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends of 8% compounded annually. No dividends have been declared or paid by the Company as of December 31, 2015.

Redemption

The Company, anytime on or after September 1, 2018, at the written election of any such holder of the Series A, is obligated to redeem the Series A in three equal annual installments. The redemption price per share will be the Original Purchase Price per share, plus all accrued but unpaid dividends thereon. During the years ended December 31, 2015 and 2014, the Company accreted dividends on the Series A of $379,339 and $351,239, respectively. Cumulative dividends accreted through December 31, 2015 on the Series A amount to $2,161,564.

The Company considers the Series A contingently redeemable as a result of the conversion feature and has therefore classified the Series A as equity in the balance sheet.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A have preference in the amount of the Original Purchase Price, plus all accrued but unpaid dividends thereon subject to certain limitations. If insufficient assets and funds are available to permit payment to the Series A holders, then all available assets and funds shall be distributed to the Series A holders on a pro rata basis.

Any remaining assets of the Company after the distributions described above would be distributed to the holders of the common stock and preferred stock on an as-if converted basis, but not to exceed three times the Original Purchase Price.

See independent auditors’ report.

16

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

STOCKHOLDERS’ EQUITY (DEFICIT) (concluded)

Redeemable, Convertible Preferred Stock (concluded)

Conversion Rights

Each share of Series A is convertible at any time at the option of the holder into one share of common stock, adjustable for certain dilutive and other events as defined in the Company’s Amended Articles of Organization. Each share is mandatorily convertible upon an initial public offering of at least $30,000,000 of gross proceeds or a public offering price per share equal to or exceeding $8.00 per share of common stock. Additionally, each share is mandatorily convertible upon a 75% vote by the Series A holders or when less than 25% of the original Series A remains outstanding.

Common Stock

During the years ended December 31, 2015 and 2014, the Company sold 100,000 and 650,000 shares, respectively, of common stock at a purchase price of $1.00 per share for gross proceeds of $100,000 and $650,000, respectively.

The holders of common stock are entitled to one vote for each share held with respect to all matters voted by the stockholders of the Company. (See Note 13).

7.	STOCK OPTION PLAN

The Company maintains a Stock Option Plan (the “Plan”). The Plan provides for the grant of nonqualified stock options to the Company’s employees, officers, directors and consultants to purchase up to 4,156,667 shares of its common stock. Generally, options under the Plan expire within ten years from the grant date. Vesting is at the discretion of the Board of Directors.

The following assumptions were used to estimate the fair value of stock options granted:

	2015	2014

Dividend yield	0.00%	0.00%
Risk-free interest rate	1.48% - 1.71%	1.71%
Expected term	4.5 - 5.5 years	5.3 years
Volatility	52%	52%

See independent auditors’ report.

17

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

STOCK OPTION PLAN (continued)

Due to its limited operating history and limited number of sales of its common stock, the Company estimates the volatility of its stock in consideration of a number of factors including the volatility of comparable public companies. The expected term of a stock option is the estimated period the options are expected to be outstanding and is calculated based upon an average of the vesting period and the contractual term of the option. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk-free interest rate for periods within the expected life of the option is based upon the U.S. Treasury yield curve in effect at the time of grant. The estimated forfeiture rate was zero for options granted in 2015 and 2014, based on historical forfeiture information and vesting terms.

A summary of option activity is as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Term
	Shares	Price	(Years)

Options outstanding at December 31, 2014	2,099,667	$0.94	8.5

Granted	2,097,000	0.27
Exercised	-	-
Cancelled/forfeited	(301,667)	1.00

Options outstanding at December 31, 2015	3,895,000	$0.57	8.6

Options exercisable at December 31, 2015	2,332,500	$0.79	8.0

The Company granted 1,175,000 options in 2014, which included 300,000 options issued to Directors of the Company in consideration of past services. The grant date fair value of these options of $143,000 offset the 2013 accrued board compensation liability and no gain or loss was recorded upon issuance in 2014. The remaining options granted in 2014 were to employees and had a grant date fair value of $387,660, and a weighted average fair value of $0.45 per share.

See independent auditors’ report.

18

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

STOCK OPTION PLAN (concluded)

In 2015, 2,097,000 options were granted. These options were issued to two consultants, one of whom became the Chief Executive Officer, and had an aggregate grant date fair value of $1,639,045 ($0.78 per share).  There is $1,214,145 of unrecognized stock compensation expense as of December 31, 2015. Subsequent to year end, all outstanding options on the transaction date were assumed by Bionik Laboratories Corp. and will be replaced with options to purchase 3,000,000 shares of Bionik Laboratories Corp.’s common stock at varying prices (see Note 13).

8.	Income taxes

There was no provision for income taxes in 2015 or 2014 due to the Company’s operating losses and a full valuation allowance on deferred tax assets.

Significant components of the Company’s deferred tax asset are as follows:

	2015	2014
Deferred tax assets:
Net operating losses	$2,370,000	$1,994,000
Research credits	116,000	116,000
Share-based compensation	230,000	228,000
Accrued expenses	164,000	72,000
Other	61,000	14,000
Gross deferred tax assets	2,941,000	2,424,000

Valuation allowance	(2,941,000)	(2,424,000)

Net deferred tax assets	$-	$-

The Company has provided a valuation allowance against deferred tax assets, since it has a history of losses. The Company increased the valuation allowance by $517,000 and $383,000 during the years ended December 31, 2015 and 2014, respectively. Management currently believes that it is more likely than not that the deferred tax assets relating to the loss carryforwards and other temporary differences will not be realized in the future. Deferred tax liabilities are immaterial to the financial statements.

The Company has net operating loss carryforwards to offset future federal and state taxable income of approximately $6,050,000 and $5,216,000, respectively, which expire in varying amounts beginning in 2028. Changes in ownership may limit the availability of such losses to reduce taxable income in a given year.

See independent auditors’ report.

19

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

9.	ROYALTY AGREEMENT

In April 2012, the Company entered into a Patent License Agreement with an unrelated third party (the “Licensee”). Under the terms of the perpetual license agreement, the Company will receive royalties from the Licensee based on a licensed product sold by the Licensee.  There was no royalty income in 2015 or 2014 under the terms of this agreement.

10.	LICENSING AGREEMENTS

The Company maintains a licensing agreement with the Massachusetts Institute of Technology (“MIT”) for exclusive rights to utilize certain of MIT’s patented technology. The patent expires in November 2024. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, as amended, royalties are payable to MIT based on 3% of certain domestic product sales and 1.5% of certain international product sales, as defined, and 50% of all sublicense income.

The Company recognized $10,886 and $8,658 of royalty expense under this agreement during the years ended December 31, 2015 and 2014, respectively, which is included in cost of revenue. At December 31, 2015 and 2014, the Company had accrued royalty and related amounts payable to MIT of $49,774 and $45,494, respectively. Two of the Company’s directors are employees of MIT.

The Company maintains a second licensing agreement with one of its directors and an unrelated third party for exclusive rights to utilize certain patented technology. The Company has exclusive rights to the patents and related applications, as defined, until expiration in May 2027. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, royalties are payable to the patent holders based on 1% of net sales, as defined, and 50% of all sublicense income. There have been no sales under this agreement through December 31, 2015.

11.	RETIREMENT PLAN

The Company maintains a savings and retirement plan which is intended to qualify under Section 401(k) of the Internal Revenue Code. The plan provides for voluntary contributions by participating employees, subject to certain limitations. The Company may match a portion of the employees’ voluntary contributions. The Company’s expense under the Plan amounted to $6,185 and $3,256 for the years ended December 31, 2015 and 2014, respectively.

See independent auditors’ report.

20

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

12.	COMMITMENTS AND CONTINGENCIES

Office Space Lease

The Company has a commercial lease for 9,300 square feet of space in Watertown, Massachusetts. The lease, as amended, expires in December 2016 and requires minimum monthly lease payments of $11,000 from January to December 2016.

Rent expense for the years ended December 31, 2015 and 2014, was $114,872 and $106,872, respectively.

Legal Proceedings

The Company is, from time to time, subject to legal proceedings and claims arising in the normal course of business. Management, in consultation with legal counsel, believes that final disposition of any such matters will not have a material adverse effect on the Company’s financial position or results of operations.

13.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 9, 2016, which is the date the financial statements were available to be issued. Other than the disclosure items noted below, there were no subsequent events that require adjustment to or disclosure in the financial statements.

Option Grants

Subsequent to year end, the Company granted an aggregate of 212,500 stock options to employees of the Company with an exercise price of $0.25 per share and subject to various vesting provisions.

Demand Notes Payable to Officers/Directors

Subsequent to year end, the Company borrowed an additional $67,000 from several officers/directors of the Company under terms similar to the existing demand notes payable. On April 21, 2016 these notes payable were repaid.

See independent auditors’ report.

21

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Concluded)

SUBSEQUENT EVENTS (concluded)

Amendment to Articles of Incorporation

On February 5, 2016 the Company amended its Articles of Incorporation related to the distribution of remaining assets. The amendment states that after the distribution to the holders of the Series A preferred stock, including accrued but unpaid dividends, any remaining assets shall be distributed among the holders of the outstanding common stock on a pro rata basis.

Plan of Merger

On April 21, 2016 an Agreement and Plan of Merger became effective with Bionik Laboratories Corp. (“Bionik). All of the common shares of the Company were purchased through a transaction where Bionik Mergerco Inc., a Massachusetts corporation and a wholly owned subsidiary of Bionik (“Merger Subsidiary”), providing for the merger (“Merger”) of Merger Subsidiary with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Bionik.

Subject to the indemnification and escrow arrangements described in the Merger Agreement, Bionik will issue (or reserve for issuance) an aggregate of 23,650,000 shares of its Common Stock in exchange for all shares of the Company’s Common Stock and Preferred Stock outstanding immediately prior to the effective time (other than shares (i) held in treasury or (ii) held by persons who properly exercise appraisal rights under Massachusetts law).

Bionik will also assume each of the 3,895,000 options to acquire the Company Common Stock granted under its equity incentive plan or otherwise issued by the Company. These options will represent the right to purchase an aggregate of 3,000,000 shares of Bionik Common Stock, of which 1,000,000 will have an exercise price of $0.25, 1,000,000 will have an exercise price of $0.95 and 1,000,000 will have an exercise price of $1.05.

During review and due diligence of the Company prior to the execution of the Merger Agreement, Bionik loaned an aggregate of $300,000 to the Company (Note 4(d)), which loans were secured by certain of the Company’s assets. On March 7, 2016, Bionik loaned an additional $68,750 to the Company to fund certain of its expenses in contemplation of the closing of the Merger. The loans mature upon the earlier to occur of (a) the termination date of the Merger Agreement and (b) the effective date of the Merger. Interest and security are consistent with the terms of the previous loans as disclosed in Note 4. After closing of the transaction these loans will become inter-company payables.

Bionik also advanced the Company $80,000 for closing costs and funded $900,000 to pay outstanding liabilities immediately following the April 21, 2016 close of this transaction.

See independent auditors’ report.

22